SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY

                      UNDER THE TRUST INDENTURE ACT OF 1939

                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(B)(2)________

                                   ----------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A National Banking Association                                 36-0899825
                                                            (I.R.S. employer
                                                         identification number)

One First National Plaza, Chicago, Illinois                    60670-0126
 (Address of principal executive offices)                      (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                                   ----------

                          THE CIT GROUP HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                                                  13-2994534
(State or other jurisdiction of                             (I.R.S.employer
incorporation or organization)                           Identification number)

1211 Avenue of the Americas                                       10036
New York, New York                                              (Zip Code)
(Address of Principal Executive Offices)

                                 Debt Securities
                       (Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervision authority to which it is subject.

               Comptroller of Currency, Washington, D. C., Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C..

          (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

               No such affiliation exists with the trustee.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.

* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of ITT Corporation, filed with the Securities and Exchange Commission on October 15, 1996 (Registration No. 333-07221).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 5th day of May, 1997.

                                    The First National Bank of Chicago,
                                    Trustee,


                                    By: /s/ Steven M. Wagner
                                        ------------------------------------
                                        Steven M. Wagner
                                        Vice President & Senior Counsel
                                        Corporate Trust Services Division

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                    May 5, 1997


Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:

In connection with the qualification of an indenture between The CIT Group Holdings, Inc. and The First National Bank of Chicago, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO



                                    By: /s/ Steven M. Wagner
                                        ------------------------------------
                                        Steven M. Wagner
                                        Vice President and Senior Counsel
                                        Corporate Trust Services Division

                                    EXHIBIT 7

     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                    EXHIBIT 7

Legal Title of Bank:                The First National Bank of Chicago          Call Date: 12/31/96  ST-BK:  17-1630 FFIEC 031
Address:                            One First National Plaza, Ste 0460                                                  Page RC-1
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet




                                                                       Dollar Amounts in                    C400             <-
                                                                            Thousands         RCFD      BIL MIL THOU       ------
                                                                            ---------         ----      ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)...........                       0081        4,586,399          1.a.
    b. Interest-bearing balances(2)....................................                       0071        5,224,838          1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).......                       1754                0          2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)....                       1773        3,335,304          2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold..............................................                       0276        4,157,626          3.a.
    b. Securities purchased under agreements to resell.................                       0277           96,125          3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C).....................................................         RCFD 2122 23,448,929                                  4.a.
    b. LESS: Allowance for loan and lease losses.......................RCFD 3123    419,373                                  4.b.
    c. LESS: Allocated transfer risk reserve...........................RCFD 3128          0                                  4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)............................                            2125  23,029,556          4.d.
5.  Assets held in trading accounts....................................                            3545   7,888,514          5.
6.  Premises and fixed assets (including capitalized leases)...........                            2145     701,700          6.
7.  Other real estate owned (from Schedule RC-M).......................                            2150      11,061          7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).....................................                            2130      62,681          8.
9.  Customers' liability to this bank on acceptances outstanding.......                            2155     480,933          9.
10. Intangible assets (from Schedule RC-M).............................                            2143     303,014         10.
11. Other assets (from Schedule RC-F)..................................                            2160   1,745,155         11.
12. Total assets (sum of items 1 through 11)...........................                            2170  51,622,906         12.

----------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


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


Legal Title of Bank:                The First National Bank of Chicago          Call Date:  12/31/96 ST-BK:  17-1630 FFIEC 031
Address:                            One First National Plaza, Ste 0460                                                    Page RC-2
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8

Schedule RC-Continued
                                                                         Dollar Amounts in
                                                                             Thousands                      Bil Mil Thou
                                                                             ---------                      ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)...............................                             RCON 2200      22,032,796      13.a.
       (1) Noninterest-bearing(1)................................       RCON 6631  9,190,670                                 13.a.1
       (2) Interest-bearing......................................       RCON 6636 12,842,126                                 13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)........................                             RCFN 2200      10,861,857      13.b.
       (1) Noninterest bearing...................................       RCFN 6631    285,745                                 13.b.1
       (2) Interest-bearing......................................       RCFN 6636 10,576,382                                 13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased...................................                             RCFD 0278       2,639,255      14.a.
    b. Securities sold under agreements to repurchase............                             RCFD 0279          66,564      14.b.
15. a. Demand notes issued to the U.S. Treasury..................                             RCON 2840         121,352      15.a.
    b. Trading Liabilities.......................................                             RCFD 3548       5,793,742      15b.
16.      Other borrowed money:
    a. With original maturity of one year or less................                             RCFD 2332       2,665,232      16.a.
    b. With original  maturity of more than one year.............                             RCFD 2333          58,105      16b.
17. Mortgage indebtedness and obligations under capitalized
    leases...........................................                                         RCFD 2910         285,671      17.
18. Bank's liability on acceptance executed and outstanding......                             RCFD 2920         480,933      18.
19. Subordinated notes and debentures............................                             RCFD 3200       1,400,000      19.
20. Other liabilities (from Schedule RC-G).......................                             RCFD 2930       1,199,147      20.
21. Total liabilities (sum of items 13 through 20)...............                             RCFD 2948      47,604,654      21.
22. Limited-Life preferred stock and related surplus.............                             RCFD 3282               0      22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus................                             RCFD 3838               0      23.
24. Common stock.........................................                                     RCFD 3230         200,858      24.
25. Surplus (exclude all surplus related to preferred stock).....                             RCFD 3839       2,934,523      25.
26. a. Undivided profits and capital reserves....................                             RCFD 3632         865,652      26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.............................................                                RCFD 8434          18,441      26.b.
27. Cumulative foreign currency translation adjustments...........                            RCFD 3284          (1,222)     27.
28. Total equity capital (sum of items 23 through 27).............                            RCFD 3210       4,018,252      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).........................                            RCFD 3300      51,622,906      29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the  most
    comprehensive level of auditing work performed for the bank by independent external                               Number
                                                                                                                ---------------
    auditors as of any date during 1995......................................................RCFD 6724........  N/A             M.1.
                                                                                                                ---------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

  = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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